UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2025

BERTO ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42620	99-4250815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 North Town Center Drive, Suite 100
Las Vegas, Nevada 89144

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (702) 781-4313

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units consisting of one (1) ordinary share, $0.0001 par value, and one-half of one (1) redeemable warrant	TACOU	The Nasdaq Stock Market LLC
Ordinary shares, par value $0.0001 par value	TACO	The Nasdaq Stock Market LLC
Warrants entitling the holder to purchase one (1) ordinary share, par value $0.0001 per share	TACOW	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 1, 2025, Berto Acquisition Corp. (the “Company”) consummated its initial public offering (“IPO”) of 30,015,000 units (the “Units”), including the issuance of 3,915,000 Units as a result of the underwriters’ full exercise of their over-allotment option. Each Unit consists of one ordinary share of the Company, par value $0.0001 per share (the “Ordinary Shares”), and one-half of one redeemable warrant of the Company (each whole warrant, a “Warrant”), with each Warrant entitling the holder thereof to purchase one Ordinary Share for $10.50 per share within the first 12 months following the closing of an initial business combination or $11.50 per share after the 12-month anniversary of the closing of the initial business combination, subject to adjustment, beginning 30 days after the completion of the Company’s initial business combination. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $300,150,000.

In connection with the IPO, the Company entered into the following agreements, forms of which were previously filed as exhibits to the Company’s Registration Statement on Form S-1 (File No. 333-286023) for the IPO, initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on March 21, 2025, as amended (the “Registration Statement”):

●	An Underwriting Agreement, dated April 29, 2025, by and among the Company, Cohen & Company Capital Markets, a division of J.V.B. Financial Group, LLC and Needham & Company, LLC, as representatives of the underwriters (the “Representatives”), a copy of which is attached as Exhibit 1.1 hereto and is incorporated herein by reference.

●	A Warrant Agreement, dated April 29, 2025, by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent, a copy of which is attached as Exhibit 4.1 hereto and is incorporated herein by reference.

●	A Letter Agreement, dated April 29, 2025, by and among the Company, Berto Acquisition Sponsor LLC (the “Sponsor”), Meteora Capital, LLC and each of the officers and directors of the Company, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

●	An Investment Management Trust Agreement, dated April 29, 2025, by and between the Company and Continental Stock Transfer & Trust Company, as trustee, a copy of which is attached as Exhibit 10.2 hereto and is incorporated herein by reference.

●	A Registration Rights Agreement, dated April 29, 2025, by and among the Company, the Sponsor and the other holders named therein, a copy of which is attached as Exhibit 10.3 hereto and is incorporated herein by reference.

●	A Private Placement Warrants Purchase Agreement, dated April 29, 2025, by and between the Company and the Sponsor (the “Sponsor Warrants Purchase Agreement”), a copy of which is attached as Exhibit 10.4 hereto and is incorporated herein by reference.

●	A Private Placement Warrants Purchase Agreement, dated April 29, 2025, by and among the Company and the Representatives (the “Underwriter Warrants Purchase Agreement” and together with Sponsor Warrants Purchase Agreement, the “Private Placement Warrants Purchase Agreements”), a copy of which is attached as Exhibit 10.5 hereto and is incorporated herein by reference.

●

An Administrative Services and Indemnification Agreement, dated April 29, 2025, by and between the Company and the Sponsor, a copy of which is attached as Exhibit 10.6 hereto and is incorporated herein by reference.

The material terms of such agreements are fully described in the Company’s final prospectus, dated April 30, 2025 as filed with the Commission on April 30, 2025 (the “Prospectus”) and are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

On May 1, 2025, simultaneously with the closing of the IPO, pursuant to the Sponsor Warrants Purchase Agreement, the Company completed the private sale of an aggregate of 3,500,000 warrants (the “Sponsor Private Placement Warrants”) to the Sponsor at a purchase price of $1.00 per Sponsor Private Placement Warrant, generating gross proceeds to the Company of $3,500,000. Additionally, on May 1, 2025, simultaneously with the closing of the IPO, pursuant to the Underwriter Warrants Purchase Agreement and the Underwriting Agreement, the Company issued an aggregate of 3,750,000 warrants (the “Underwriter Private Placement Warrants”, and together with the Sponsor Private Placement Warrants, the “Private Placement Warrants”) to designees of the Representatives.

The Private Placement Warrants are identical to the Warrants included as part of the Units sold in the IPO, except that, for so long as the Private Placement Warrants are held by the Sponsor, the designees of the Representatives or their permitted transferees, the Private Placement Warrants (i) may not (including the underlying shares), subject to certain limited exceptions, be transferred, assigned or sold by the holders until 30 days after the completion of the Company’s initial business combination, (ii) will be (including the underlying shares) entitled to registration rights, (iii) with respect to the Underwriter Private Placement Warrants held by the Representatives and/or their designees, will not be exercisable more than five years after the commencement of sales in the IPO, (iv) will not be redeemable by the Company and (v) may be exercised by the holders on a cashless basis. The material terms of the Private Placement Warrants are fully described in the Prospectus and are incorporated herein by reference. No underwriting discounts or commissions were paid with respect to the sale of the Private Placement Warrants. The issuance of the Private Placement Warrants was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2025, in connection with the IPO, Sam Lynn, Darla K. Anderson and Constance K. Weaver were appointed to the board of directors of the Company. Mr. Lynn, Ms. Anderson and Ms. Weaver are independent directors. Effective April 30, 2025, Mr. Lynn, Ms. Anderson and Ms. Weaver were appointed to the Board’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, with Mr. Lynn serving as chair of the Audit Committee, Ms. Weaver serving as chair of the Compensation Committee, and Ms. Anderson serving as chair of the Nominating and Corporate Governance Committee.

Following the appointment of Mr. Lynn, Ms. Anderson and Ms. Weaver, the Board is comprised of three classes. The term of office of the first class of directors, consisting of Ms. Anderson and Ms. Weaver, will expire at the Company’s first annual meeting of shareholders. The term of office of the second class of directors, consisting of Mr. Lynn, will expire at the Company’s second annual meeting of shareholders. The term of office of the third class of directors, consisting of Harry You, will expire at the Company’s third annual meeting of shareholders.

On April 29, 2025, in connection with their appointments to the Board, each of the members of the Board entered into the Letter Agreement as well as an indemnity agreement with the Company in the form previously filed as Exhibit 10.6 to the Registration Statement.

Other than the foregoing, none of the directors are party to any arrangement or understanding with any person pursuant to which they were appointed as directors, nor are they party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company.

The foregoing descriptions of the Letter Agreement and the form of indemnity agreement do not purport to be complete and are qualified in their entireties by reference to the Letter Agreement and form of indemnity agreement, copies of which are attached as Exhibit 10.1 hereto and Exhibit 10.6 to the Registration Statement, respectively, and are incorporated herein by reference.

Item 5.03.	Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

On April 29, 2025, in connection with the IPO, the Company adopted its Amended and Restated Memorandum and Articles of Association (the “Articles”), effective the same day. The terms of the Articles are set forth in the Registration Statement and are incorporated herein by reference. A copy of the Articles is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 8.01.	Other Events.

A total of $300,150,000 of the net proceeds from the IPO (which amount includes $11,705,850 of the underwriters’ deferred discount) and the sale of the Sponsor Private Placement Warrants, was placed in a U.S.-based trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee. Except with respect to interest earned on the funds held in the trust account that may be released to the Company to pay its taxes, if any, and up to $100,000 of interest to pay dissolution expenses, the funds held in the trust account will not be released from the trust account until the earliest of (i) the completion of the Company’s initial business combination in connection with a general meeting called to approve the initial business combination or without a shareholder vote by means of a tender offer, (ii) (x) the redemption of the Ordinary Shares included in the Units sold in the IPO (the “public shares”) if the Company is unable to complete its initial business combination within 24 months from the closing of the IPO (the “completion window”), subject to applicable law or (y) if the Company extends the completion window and such extension is conditioned upon depositing additional funds into the trust account, upon the end of a 30-day cure period after the date any such funds were required to be deposited but were not so deposited or (iii) the redemption of the public shares properly submitted in connection with a shareholder vote to amend the Company’s Articles not for the purpose of approving, or in conjunction with the consummation of, an initial business combination (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with its initial business combination or to redeem 100% of its public shares if it has not consummated an initial business combination within the completion window or (B) with respect to any other material provisions relating to rights of holders of the Company’s Ordinary Shares or pre-initial business combination activity.

On April 29, 2025 the Company issued a press release announcing the pricing of the IPO, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On May 1, 2025 the Company issued a press release announcing the closing of the IPO, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT INDEX

Exhibit No.	Description
1.1†	Underwriting Agreement, dated April 29, 2025, by and among the Company, Cohen & Company Capital Markets, a division of J.V.B. Financial Group, LLC and Needham & Company, LLC, as representatives of the underwriters.
3.1	Amended and Restated Memorandum and Articles of Association.
4.1	Warrant Agreement, dated April 29, 2025, by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent.
10.1	Letter Agreement, dated April 29, 2025, by and among the Company, Berto Acquisition Sponsor LLC, Meteora Capital, LLC and each of the officers and directors of the Company
10.2	Investment Management Trust Agreement, dated April 29, 2025, by and between the Company and Continental Stock Transfer & Trust Company, as trustee.
10.3	Registration Rights Agreement, dated April 29, 2025, by and among the Company, Berto Acquisition Sponsor LLC and the other holders named therein.
10.4	Private Placement Warrants Purchase Agreement, dated April 29, 2025, by and between the Company and Berto Acquisition Sponsor LLC.
10.5	Private Placement Warrants Purchase Agreement, dated April 29, 2025, by and among the Company, Cohen & Company Capital Markets, a division of J.V.B. Financial Group, LLC and Needham & Company, LLC.
10.6	Administrative Services and Indemnification Agreement, dated April 29, 2025, by and between the Company and Berto Acquisition Sponsor LLC.
99.1	Press Release, dated April 29, 2025.
99.2	Press Release, dated May 1, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†	Certain of the schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERTO ACQUISITION CORP.

	By:	/s/ Harry L. You
		Name:	Harry L. You
		Title:	Executive Chairman and Interim Chief Financial Officer

Dated: May 1, 2025